UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

JOINT CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 14, 2003

LA QUINTA PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-9110	95-3520818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Hidden Ridge, Suite 600, Irving, TX 75038

(Address of Principal Executive Offices and Zip Code)

(214) 492-6600

(Registrant’s telephone number, including area code)

LA QUINTA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-9110	95-3419438
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Hidden Ridge, Suite 600, Irving, TX 75038

(Address of Principal Executive Offices and Zip Code)

(214) 492-6600

(Registrant’s telephone number, including area code)

ITEM 5.  Other Events.

On December 7, 2000, a legal action was filed in the United States District Court for the District of Colorado, entitled Eric Potteiger v. La Quinta Inns, Inc. and The Meditrust Companies (Civ. Action No. 00-D-2456).   We were named as defendants in the complaint. The Plaintiff sought to recover the maximum statutory amount for injuries he allegedly sustained in October 2000 as a result of carbon monoxide exposure which he experienced while he was a guest at a La Quinta Inn & Suites. On November 14, 2003, the parties entered into a confidential settlement agreement that resolved all disputed matters.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this joint report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2003	LA QUINTA CORPORATION

	By:	/s/	Steven J. Flowers
	Name:		Steven J. Flowers
	Title:		Vice President and Treasurer

Dated: November 21, 2003	LA QUINTA PROPERTIES, INC.

	By:	/s/	Steven J. Flowers
	Name:		Steven J. Flowers
	Title:		Vice President and Treasurer